Exhibit 10.3

AMENDMENT

TO

RETENTION BONUS LETTER AGREEMENT

This Amendment to Retention Bonus Letter Agreement is entered into as of November 13, 2024, by and between T2 Biosystems, Inc., a Delaware corporation having its principal place of business at 101 Hartwell Avenue, Lexington, Massachusetts 02421 USA (“T2 Bio”) and Michael Gibbs (“Employee”). Capitalized terms used herein without definition shall have the meaning ascribed thereto in the Retention Bonus Letter Agreement (as defined below).

Recitals

A.
T2 Bio and Employee previously executed that certain Retention Bonus Letter Agreement, dated as of March 31, 2024 (as may be amended, restated, or otherwise modified, the “Retention Bonus Letter Agreement”).

B.
T2 Bio and Employee desire to amend the Retention Bonus Letter Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree to amend the Retention Bonus Letter Agreement in accordance with the terms thereof as follows:

1.
Amendment to Second Paragraph. The second paragraph of the Retention Bonus Letter Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Subject to the terms of this letter agreement, including continued employment through the applicable date set forth below, the Retention Bonus will be paid to you by the Company in two installments. Within five (5) business days following June 30, 2024 (the “Initial Retention Date”) the Company shall pay you the amount of $40,000 and within five (5) business days following December 31, 2024 (the “Second Retention Date”) the Company shall pay you the amount of $40,000.”

2.
No Other Amendments. Except to the extent amended hereby, all of the definitions, terms, provisions and conditions set forth in the Retention Bonus Letter Agreement are hereby ratified and confirmed and shall remain in full force and effect. The Retention Bonus Letter Agreement and this Amendment shall be read and construed together as a single agreement and the term “Agreement” shall henceforth be deemed a reference to the Retention Bonus Letter Agreement as amended by this Amendment. This Amendment may be signed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives below.

T2 BIOSYSTEMS, INC.
By:	/s/ John Sperzel__________	By:	/s/ Michael Gibbs

Name:	John Sperzel	Name:	Michael Gibbs
Title:	Chairman, President & CEO	Date:	November 13, 2024